                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  August 7, 2006

                       GREEN PLAINS RENEWABLE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                      Iowa
                 (State or other jurisdiction of incorporation)

             333-121321                                   84-1652107
      (Commission file number)                (IRS employer identification no.)

 7945 W. Sahara Avenue, #107, Las Vegas, Nevada                    89117
    (Address of principal executive offices)                     (Zip code)

                                 (702) 363-9307
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

         We, through our wholly owned subsidiary, Superior Ethanol, LLC, entered into a Design Build Contract (the "Construction Agreement") with Agra
Industries, Inc. ("Agra"). The Construction Agreement is dated August 1, 2006, but it was not mutually executed by the parties until August 7, 2006. Under the
Construction Agreement, Agra will furnish all labor, materials, equipment and all services necessary to engineer, design and construct a 50 million gallon per year natural gas dry mill ethanol plant. The plant will be located near
Superior, Iowa. As consideration for the services to be performed, Agra will be paid the cost to perform the work plus a design builder's fee based on eight percent (8%) of the cost of the work. The sum of the cost of the work and the design-builder's fee is guaranteed by Agra not to exceed $75,953,276, subject to adjustments contained in the Construction Agreement. In addition to the guaranteed maximum price, we are required to make available a contingency fund of $4,000,000 that can be accessed by Agra for certain line item cost increases.
We will be charged cost plus 8% for any authorized change orders in the work.

         We are required to pay an initial mobilization payment of $7,595,328, upon the later of (i) the date the Construction Agreement is executed by the parties and the payment is invoiced by Agra or (ii) confirmation from us of a loan commitment and equity funding in an amount equal to the cost of constructing and developing the plant. We have secured the necessary equity funding, but are still in the process of securing a loan commitment in the required amount. We have received favorable feedback from our lending institution and expect to secure the loan commitment in the near future. There can be no assurance, however, that the loan commitment will be obtained on anticipated terms or at all. If the mobilization payment is not paid within 45 days of the date of the Construction Agreement, then the Agreement becomes null and void.

         We are required to make progress payments to Agra based upon applications for payment submitted to us by Agra. Applications will be submitted twice per month and payment of undisputed amounts is due within fifteen days thereafter. We expect to retain 7% of the amount submitted in each application for payment, up to a maximum of $4,000,000. Retainage will be released upon substantial completion of the plant. All undisputed amounts not paid when due will incur interest at the rate of 10%.

         Agra is to achieve substantial completion of the work no later than fifteen months from the date of commencement, subject to adjustments as described in the Construction Agreement. Substantial completion occurs when (i)
the project has been constructed according to the plans and specification, (ii)
a certificate of occupancy has been issued, (iii) a punch list has been agreed by Agra and Superior, and (iv) each of the performance guarantees, when separately tested, achieve a 90% or better result.

         Agra is required to pay liquidated damages in the amount of $7,500 per day for each day after the required substantial completion date that the work is not substantially complete through no fault of Superior. The aggregate amount of liquidated damages is capped at $2,000,000. Agra is entitled to an early completion bonus of $2,500 for each day that substantial completion occurs in advance of the required substantial completion date, provided that the plant meets certain performance guarantees within 90 days following the substantial completion date.

         If Agra encounters conditions at the site that are (i) subsurface or otherwise concealed physical conditions with differ materially from those indicated in the Construction Agreement or (ii) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of this type, then an equitable adjustment to the consideration to be paid to Agra and the required substantial completion date under the Construction Agreement is required.

         Agra will have the right to stop or postpone work and to reasonably adjust the time for completion of the work if any of the following occurs:

         o        Delays caused by any governmental or regulatory authority that are not the result of any fault, negligence or breach of the
                  Construction Agreement by Agra;

         o        Delay in acting or failing to act in accordance with the terms of the Construction Agreement, provided we have been given notice by Agra of the same and failed to cure our
                  non-compliance;

         o        Restraints or injunctions issued by a judicial body requiring the work to be halted;

         o        Changes in laws affecting the Construction Agreement are
                  enacted;

         o        Force majeure events, such as, fires, floods, earthquakes, civil disturbances, wars, insurrections, riots, or sabotage;

         o        Strikes, involuntary work stoppages, labor disputes, or
                  lockouts not resulting from any fault of Agra which could not be reasonably expected;

         o        Receipt of materials or equipment is delayed, but only up to a maximum of 75 days, through no fault of Agra;

         o        Adverse weather conditions that are abnormal for period that could not have been reasonably anticipated; and

         o        Any other delay not caused by Agra or otherwise set forth
                  herein.

         Both parties have the right to terminate the Construction Agreement for cause. Agra may terminate the Construction Agreement if (i) work is stopped for a period of 30 consecutive days through no fault of Agra,
(ii) a governmental act requires the work to be stopped, (iii) we do not pay
Agra the amounts owed, or (iv) upon other specified events. Upon such termination by Agra, we are required to pay Agra for the work performed and for proven losses with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages. We may terminate the Construction Agreement without cause. Upon such terminate, Agra is entitled to payment for design services performed, costs incurred by reason of such termination and reasonable overhead and profit on design services not completed.

         We will attempt to resolve any disputes under the Construction Contract through discussions between the parties. If the dispute is still not resolved, then the parties would submit the matter to arbitration, but only on written agreement of both parties. If the parties do not agree to arbitration, then the matter will be resolved through other legal remedies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant

         Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GREEN PLAINS RENEWABLE ENERGY, INC.

Date: August 11, 2006                       By  /s/ Barry A. Ellsworth
                                               Barry A. Ellsworth
                                               President
                                               (Principal Executive Officer)

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